Bionano Announces Effective Date of Reverse Stock Split
SAN DIEGO, January 22, 2025 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (Nasdaq: BNGO) (the “Company”) today announced that it will effect a reverse stock split of its issued and outstanding common stock, at a ratio of 1-for-60. The effective time of the reverse stock split will be 5 p.m. ET on January 24, 2025. The Company’s common stock will begin trading on a split-adjusted basis commencing upon market open on January 27, 2025.
At the Company’s special meeting of stockholders held on January 15, 2025, the Company’s stockholders voted to approve a proposal authorizing the Board of Directors of the Company to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio between 1-for-25 and 1-for-75, inclusive, as determined by the Company’s Board of Directors in its sole discretion. On January 15, 2025, the Board of Directors approved a 1-for-60 reverse stock split.
As a result of the reverse split, each 60 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. The Company’s common stock will trade under a new CUSIP number, 09075F404, effective January 27, 2025, and remain listed on the Nasdaq Capital Market under the symbol “BNGO.” The reverse stock split reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding convertible debentures and the exercise or vesting of its outstanding stock options, restricted stock units and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such convertible debentures, stock options, restricted stock units and warrants.
No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split impacts all holders of the Company’s common stock proportionally and will not impact any stockholder’s percentage ownership of the Company common stock (except to the extent the reverse stock split results in any stockholder owning only a fractional share).
Bionano has chosen its transfer agent, Equiniti Trust Company, LLC, to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes.
Additional information concerning the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on December 5, 2024.

About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.
For more information, visit www.bionano.com or www.bionanolaboratories.com.
Unless specifically noted otherwise, Bionano’s OGM products are for research use only and not for use in diagnostic procedures.
Forward-Looking Statements of Bionano
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements describe future expectations, plans, results, or strategies, among other things, and in this release include, but are not limited to, statements regarding the expected timing and implementation of the reverse split and the commencement of trading of Bionano’s post-split common stock. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the impact of adverse geopolitical and macroeconomic events, such as recent and future bank failures, the ongoing conflicts between Ukraine and Russia and in the Middle East and related sanctions and any regional or global pandemics, on our business and the global economy; failure of our ability to drive adoption and utilization of optical genome mapping as a replacement to traditional cytogenetic techniques; challenges inherent in developing, manufacturing and commercializing products; our ability to further deploy new products and applications for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to continue as a “going concern,” which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to cure any deficiencies in compliance with Nasdaq Listing Rules that could adversely affect our ability to raise capital and our financial condition and business; our ability to consummate any strategic alternatives; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; and other risks and uncertainties including those described in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We are under no duty to update any of these forward-looking statements after the date they are made to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date the statements are made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this press release.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com
Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com